Exhibit 10.1

AMSTERDAM TRADE BANK N.V.

CREDIT AGREEMENT TF-048/10     DATED 16 July 2010

THE UNDERSIGNED:

(A)          Luxoft USA. Inc. a company with limited liability incorporated under the laws of USA, having its registered office at 2711 Centerville road suite 400, Wilmington, DE 19808, County of New Castle, United States of America (the “Borrower”); and

(B)          AMSTERDAM TRADE BANK N.V.. a public company with limited liability incorporated under the laws of the Netherlands, having its registered office at Herengracht 475,1017 BS, Amsterdam, the Netherlands (the “Bank”);

HAVE AGREED AS FOLLOWS:

The Bank shall make a credit facility (the “Facility”) available to the Borrower under the conditions set forth in this Credit Agreement.

I.             The Facility

1.     Principal Amount and Composition of the Facility: Loan Facility in the amount of USD 10,000,000.00 (ten million US dollars)

2.     Maximum outstanding amount: The outstanding aggregate amount under or in respect of the Facility provided pursuant to this Credit Agreement may not exceed the Principal Amount.

3.     Purpose: Working capital purposes.

4.     Default Interest: 18 % per annum.

5.     Termination Date: 12 months from the date of this Credit Agreement.

6.     Loan Facility

6.1.         Type: Revolving uncommitted loan.

6.2.         Term: In respect of each Loan, the shorter of the period expiring on the Repayment Date specified in the respective Drawdown Notice or the period expiring on the Termination Date.

6.3.         Utilisation: By submitting of a duly completed Drawdown Notice in the form set out in Schedule 1 not later than 3 Business Days prior to the proposed Drawdown Date.

If the conditions set out in this Credit Agreement have been met and subject to the availability of funds, the Bank may, in its absolute discretion, consider and sign a respective Drawdown Notice and make the Loan specified in the Drawdown Notice available by the Drawdown Date. Nothing in this Credit Agreement shall compel the Bank to make the Loan available to the Borrower.

6.4.  Drawdown Notice: A Drawdown Notice is irrevocable and will not be regarded as having been duly completed unless:

6.4.1.	the Drawdown Date is a Business Day;
6.4.2.	it specifies the Repayment Date applicable to that Loan;
6.4.3.	the Loan requested in the Drawdown Notice, in aggregate with any other outstanding Loans, does not exceed the maximum amount of the Loan Facility.

6.5          Interest: 10 % per annum

6.6          Interest Period: 1 month.

6.7          Repayment: Each Loan, together with all accrued and unpaid interest, shall be repaid on the earlier of the last day of its Term or the Termination Date.

6.8          Prepayment: The Borrower may not prepay the Facility either in whole or in part.

6.9          Re-borrowing: Any part of the Facility which is repaid may be re-borrowed in accordance with the terms of this Credit Agreement provided that no Event of Default is continuing or would result from the re-borrowing.

II.            Other Conditions

7      Events of Default: On and at any time after the occurrence of an Event of Default as defined and referred to in the Amsterdam Trade Bank General Credit Conditions, the Bank may, by notice to the Borrower:

(a)	cancel all or any part of the Bank’s commitments under the Facility whereupon they shall immediately be cancelled; and/or
(b)

declare that all or part of the Facility, together with accrued interest, and all other amounts accrued or outstanding under the Facility be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Facility be payable on demand, whereupon they shall immediately become payable on demand by the Bank, without further notice of default or any other formality.

8      Representations and Warranties: The Borrower represents and warrants to the Bank for itself and each Security Party that:

8.1          Corporate Existence: it is a company duly incorporated and validly existing under its jurisdiction of incorporation and has full power, authority and legal right to own its assets and to carry on its business.

8.2          Capacity: it has full power authority and legal right, and all necessary corporate action has been taken in order to authorise the Borrower to enter into and to exercise

Bank	Borrower

its rights and perform its obligations under this Credit Agreement and the documents related hereto to which it is or is to be a party.

8.3          Documents Valid and Enforceable: this Credit Agreement and the documents related hereto to which it is or is to be a party constitute or when executed will constitute its legal, valid and binding obligations enforceable in accordance with their terms.

8.4          Authorisations: all authorisations required from any governmental or other authority or required to be obtained by it from any of its shareholders or creditors or any other person for or in connection with the execution, validity, performance and enforceability of this Credit Agreement and the documents related hereto, have been obtained and are in full force and effect.

8.5          Obligations Permitted: the execution, performance and exercise by it of this Credit Agreement and the documents related hereto will not:

8.5.1       conflict with or result in a breach of any law, regulation, judgment, order, authorization, agreement or obligation applicable to it; or

8.5.2       cause any limitation placed on it or the powers of its directors to be exceeded; or

8.5.3       result in the creation of or oblige the Borrower to create an encumbrance over any of its assets, except under or pursuant to this Credit Agreement or the documents related hereto.

8.6          Information: Any information provided or to be provided by it or on its behalf for the purposes of this Credit Agreement was and will be true and accurate in all material respects as at the date it was or will be provided or as at the date (if any) at which it is stated.

8.7          Pari passu ranking: Its payment obligations under this Credit Agreement and the documents related hereto rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law.

8.8          No proceedings pending or threatened: No legal or administrative action involving it has been commenced or taken or, to its knowledge, is likely to be commenced or taken which might, if adversely determined, have a material adverse effect.

The representations and warranties are deemed to be made as at the date of this Credit Agreement and shall be deemed to be repeated daily throughout the period during which the Credit Agreement remains in force.

9      Security and Covenants

9.1   Financial Indebtedness: The Borrower shall not have or incur any financial indebtedness except for indebtedness incurred under this Credit Agreement or otherwise disclosed to the Bank on the date of this Credit Agreement or approved in writing by the Bank. Financial indebtedness means any indebtedness for or in respect of moneys borrowed, any guarantee, indemnity or similar assurance against financial loss of any person, and any counter-indemnity obligation in respect of a contingent liability or any other instrument issued by a financial institution.

Bank	Borrower

9.2          Disposal of property: Without the prior written consent of the Bank, the Borrower shall not dispose of any of its present or future assets other than such disposals made in the ordinary course of the Borrower’s business or in exchange for other assets comparable or superior as to type, value and quality.

9.3          Loan to Value covenant: The Borrower shall, at all time, ensure that the outstanding amount of the Facility is not more than 80 % of the unpaid amount of the Borrower’s Invoices to the Account Debtors listed in Schedule II.

If the Bank notifies the Borrower that there is a breach of loan to value covenant, the Borrower shall prepay the Facility within 2 Business Days of the Bank’s notification in an amount and in a manner calculated and specified by the Bank to ensure compliance with the loan to value covenant.

9.4          Content of the Invoice: The Borrower shall insure that all its Invoices to Account Debtor contain the following instruction: Please be advised that any payments due to us under Contract/Invoice No.          dated          should be made exclusively to our account with Amsterdam Trade Bank N.V., Herengracht 475, 1017 BS Amsterdam, The Netherlands

Account details:

US-Dollars : account 9001.801081.001 of Luxoft USA, Inc. through account 0440 1485 of Amsterdam Trade Bank N.V. (SWIFT STOLNL2A) with Deutsche Bank Trust Company Americas, New York,

EURO : IBAN NL86 STOL 0270 0078 81 of Luxoft USA, Inc. SWIFT STOLNL2A

GBP    : IBAN NL61 STOL 0801 0810 03 of Luxoft USA, Inc. SWIFT STOLNL2A unless you are notified by Amsterdam Trade Bank N.V. that the payment shall be made directly to them or as they may advise.

9.5          Legal and other Costs: The Borrower shall reimburse the Bank within 10 Business Days of its demand for the amount of all costs and expenses if any (including legal fees) incurred by the Bank in connection with:

9.5.1       negotiation, preparation, drafting printing, execution or registration of this Credit Agreement and any Security Document or a related document;

9.5.2       any amendment to this Credit Agreement or any Security Document requested by the Borrower;

9.5.3       the enforcement of, or preservation of any rights under this Credit Agreement or any Security Document.

9.6          Security Documents: The obligations of the Borrower under this Credit Agreement are secured by the following agreements:

9.6.1  Guarantee No. GU- 01-048/10 of Luxoft International Company Limited, Akara Building, 24 De Castro Street, Wickhams Cay 1, P.O. Box 3136, Road Town Tortola, British Virgin Islands;

9.6.2  Guarantee No. GU- 02-048/10 of IBS Group Holding Ltd, Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8 1JA;

9.6.3  Deed of pledge of rights to the accounts No. 9001-801081-001, 9001-801081-002 and 9001-801081-003 DPR-048/10 granted by the Borrower.

Bank	Borrower

9.7          As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, the Borrower hereby grants to the Lender a continuing security interest in all of Borrower’s rights, title and interest in the Accounts.

9.8          After the occurrence of an Event of Default, the Bank may, at any time and without further cause or notice, curtail or terminate, at any time, the Borrower’s authority to collect amounts payable on Accounts. If required by the Bank at any time after an Event of Default, any proceeds, when collected by Borrower, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever or other documents received in payment of any Account shall be promptly deposited by the Borrower in precisely the form received, except for its endorsement when required, in a special bank account maintained by the Bank, subject to withdrawal by the Bank, as hereinafter provided, and until so turned over, shall be deemed to be held in trust by the Borrower for the Bank, and as Bank’s property, and shall not be commingled with Borrower’s other funds. Such proceeds, when deposited, shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. If an Event of Default shall have occurred and be continuing, at any time, in Bank’s election, the Bank shall apply all or any part of the funds on deposit in said special account or otherwise received by the Bank against the principal of and/or interest on any of the Obligations, and the order and method of such application shall be in the discretion of the Bank.

9.9          After the occurrence and during the continuance of an Event of Default, the Bank may, at any time, notify Account Debtors that the Accounts have been assigned to the Bank and that payments shall be made directly to the Bank. After the occurrence and during the continuance of an Event of Default, upon the request of the Bank at any time, the Borrower will so notify such Account Debtors as the Bank may specify.

10. Information: The Borrower shall provide the Bank with any and all information mentioned in Clause A. 12 of the Amsterdam Trade Bank General Credit Conditions on the Bank’s first demand.

10.1 The Borrower shall procure that the Bank receives in the form and substance satisfactory to it:

a)	monthly report on outstanding unpaid Invoices;
b)	quarterly financial statements of the Borrower and Guarantors- not later then 60 days from the end of the respective quarter of the financial year;
c)

documentary evidence of perfection of the security interest over Accounts by the Borrower to the Bank and acknowledgement thereof by Account Debtors in the form of UCC filing of financing statements -not later than 20 Business Days from the date of this Credit Agreement.

11.  Conditions Precedent: The Bank may, in its absolute discretion, make a Credit available provided it has received in form and substance satisfactory to it:

11.1        executed Credit Agreement;

11.2        all Security Documents duly executed;

Bank	Borrower

11.3        all the documents required by the Bank confirming corporate authority of the Borrower and each Security Party to enter into this Credit Agreement and any Security Document to which it is a party and the authority of the signatories to sign and execute this Credit Agreement and any Security Document to which it is a party;

11.4        evidence that no Event of Default or potential Event of Default under this Credit Agreement has occurred or might result on the advance of the Credit;

11.5        any other document and evidence requested by the Bank.

12   General Conditions: Insofar as this Credit Agreement does not deviate therefrom, the Amsterdam Trade Bank General Credit Conditions are applicable to this Credit Agreement. Insofar as this Credit Agreement and the Amsterdam Trade Bank General Credit Conditions do not deviate therefrom, the Amsterdam Trade Bank General Banking Conditions are applicable. The Borrower (a) confirms the receipt of the above-mentioned general conditions and (b) acknowledges that the contents are known to it.

13   Governing Law and Jurisdiction

This Credit Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of the Netherlands.

Any dispute, controversy or claim arising out of or relating to this Credit Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. The appointing authority shall be the Netherlands Arbitration Institute, Rotterdam. The arbitral tribunal shall be composed of one arbitrator. The place of arbitration shall be Amsterdam, The Netherlands. The parties hereby agree to be joined in any concurrent arbitration proceedings in relation to any Collateral Agreement and to have any disputes arising out of in connection with this Agreement and the Security Documents be considered in single arbitration instituted pursuant to the present arbitration clause.

Nothing in the preceding sentence shall limit the right of the Bank to bring proceedings in any other court or competent jurisdiction.

14   Miscellaneous: In this Credit Agreement:

“Account Debtor” means any company listed in Schedule II;

“Account” is defined in the UCC and shall mean and include accounts receivable under Invoices owing to the Borrower and arising out of services rendered by it to an Account Debtor;

“Business Day” means a day (other than Saturday or Sunday) on which banks are open for general business in Amsterdam and New York;

“Invoice” means a copy of an invoice from the Borrower to an Account Debtor indicating that the Invoice accounts receivable are assigned to the Bank (such assignment in such form as approved by the Bank) and are payable to the account of the Borrower with the Bank;

Bank	Borrower

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

“Month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it commences or, where there is no date in the next calendar month numerically corresponding as aforesaid, the last day of such calendar month, and “months” and “monthly” shall be construed accordingly;

“UCC” means the Uniform Commercial Code as in effect in the State of Delaware or in any other applicable jurisdiction;

15   Effective Date: This Credit Agreement shall have effect and be dated on the date of the last signature of the Borrower and the Bank stated below.

In Witness whereof the duly authorized representative(s) of the parties have signed this Credit Agreement in duplicate on the dates given against their signatures below:

Bank:		Borrower:
Contact address:		Contact address:
Amsterdam Trade Bank N.V.		Luxoft USA,Inc.
Herengracht 475, 1017 BS Amsterdam		111 Broadway, suite 1503, New York, N.Y.
The Netherlands		10006 USA
Telephone No:	+31 (0)20 52 09 261	Telephone No:+l 201 5059525
Facsimile No:	+31 (0)20 52 09 269	Facsimile No:+1 201 5059526
Attention: Mr. A.P van Aken		Attention: Mr. Glen Granovsky

Amsterdam Trade Bank N.V.		Luxoft USA, Inc.

By:	/s/ M. Czurda	By:	/s/ Glen Granovsky
Name:	M. Czurda	Name:	Glen Granovsky
Title:	Director	Title:	Director

By:	/s/ A.P. van Aken
Name:	A.P. van Aken
Title:	Manager of Trade Finance
Date:

Bank	Borrower

Schedule I

DRAWDOWN NOTICE No.

TO CREDIT AGREEMENT No TF-048/10 dated 16 July 2010

To:   Amsterdam Trade Bank N.V. Herengracht 475, 1017 BS Amsterdam, The Netherlands

From:   Luxoft USA, Inc. 2711 Centerville road suite 400, Wilmington, DE 19808, County of New Castle, United States of America

Date:        20

Dear Sirs,

1. We hereby give you notice that we wish to draw a Loan in the amount and in accordance with the details as specified below.

Drawdown Date:

2010

Repayment Date:

2010

Amount: USD

Beneficiary
Account Number:	No.
Name:	Luxoft USA, Inc.
Beneficiary Bank
Name:	Amsterdam Trade Bank N.V.
BIC:	STOLNL2A
Details of Payment:	Credit Agreement No TF-048/10
Drawdown Notice No

2. We confirm that:

(a)	each condition specified in Clause A.3 (Conditions Precedent) of the Amsterdam Trade Bank General Credit Conditions is satisfied;

(b)	the representations and warranties set out in the Credit Agreement remain true and correct; and

(c)	no Event of Default or potential Event of Default has occurred and is continuing which remains not waived or unremedied or would result from the making of the Loan;

in each case, as at the date and with reference to the facts and circumstances subsisting on the date of this Drawdown Notice and on the Drawdown Date.

3. This notice is irrevocable.

4. Terms defined in the Credit Agreement and the Amsterdam Trade Bank General Credit Conditions have the same meaning when used in this Drawdown Notice. This request is subject to the terms and conditions set out in the Credit Agreement.

Yours faithfully,

Luxoft USA, Inc.

Authorised Signatory

The undersigned hereby approves the making of a Loan as set forth above.

Bank	Borrower

Amsterdam Trade Bank N.V

Authorised Signatory

Schedule II To Credit Agreement No. TF-048/10 dated 16 July 2010

List of Account Debtors and Facility limits established per individual Account Debtor

BOEING Company	USD	3.000.000,00

IBM Eurocoordination S.A. and/or its affiliated companies (which for the purposes of this credit agreement, for the time being shall include, IBM Deutschland GmbH) - USD 2.000.000.00

Deutsche Bank AG	USD	2.500.000.00

UBS AG	USD	3.500.000.00

Harman Becker Automotive Systems GmbH	USD	2.500.000.00

(the “Group”)

The List of approved Account Debtors is subject to amendments upon sole discretion of the Bank.

The outstanding aggregate amount of the facilities available to members of the Group shall never exceed the Principal Amount of USD 10,000,000.00, at any given moment during the lifetime of the Agreement and no Drawdown Request will be granted by the Bank if, as the result, any of the limits established above are breached.

Bank	Borrower

GUARANTEE GU-01-048/10

This Guarantee (the “Guarantee”) is made on 16 July 2010

BY

1. Luxoft International Company Limited, a company organised and existing under the laws of British Virgin Islands, with it’s registered office at Akara Building, 24 De Castro Street, Wickhams Cay 1, P.O. Box 3136, Road town, Tortola, British Virgin Islands, hereinafter referred to as the “Guarantor”;

IN FAVOUR OF

2. AMSTERDAM TRADE BANK N.V., a company organised and existing under the laws of The Netherlands, with its registered office at Herengracht 475, 1017 BS Amsterdam, The Netherlands, hereinafter referred to as “ATB”.

WHEREAS:

(A)  ATB and Luxoft USA, Inc., a company incorporated and organised under the laws of USA, with registered office at 2711 Centerville road suite 400, Wilmington, DE 19808, County of New Castle, United States of America, as borrower, (the “Borrower”), have entered into Credit Agreement No TF- 048/10 dated 16 July 2010 as the same may be amended, supplemented or varied from time to time (the “Loan Agreement”);

(B)  It is a requirement under the Loan Agreement and a condition precedent to the availability of the credit facilities under the Loan Agreement that the Guarantor enters into this Guarantee to guarantee the punctual performance by the Borrower of all the Borrower’s obligations under the Loan Agreement.

IT IS AGREED AS FOLLOWS:

1.             Definition

Unless the context otherwise requires, or unless otherwise defined in the Guarantee words and expressions defined in the Loan Agreement and its recitals shall have the same meaning when used in this Guarantee (including its recitals).

2.             Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees the due and punctual performance by the Borrower of all the Borrower’s obligations under the Loan Agreement (the “Guaranteed Obligations”), and undertakes with ATB, by way of its own independent obligation (in Dutch: “bij wege van zelfstandige verbintenis”) and not as surety (in Dutch: “borg”) on first demand, to pay fully and promptly the Guaranteed Obligations whenever the Borrower does not pay the same when due. This Guarantee is irrevocable.

3.             Indemnification

The Guarantor undertakes to indemnify ATB immediately on first demand against any loss or liability suffered by ATB, if any of the Guaranteed Obligations become unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount ATB would otherwise have been entitled to recover.

4.             Independent and continuing guarantee

The liability of the Guarantor hereunder is independent of any security for or other guarantee of the Guaranteed Obligations whether executed by the Guarantor or by any other party. This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower to ATB in respect of the Guaranteed Obligations, regardless of any intermediate payment or discharge in whole or in part.

5.             Waiver of defenses

The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of the Guaranteed Obligations under this Guarantee (without limitation and whether or not known to ATB) including:

(a)	any time, waiver or consent granted to, or composition with the Borrower, or any other person;

(b)

the change of the mariner, place or terms of payment, the time of payment, compromise, exchange, renewal, increase, acceleration, or alteration of (i) the Guaranteed Obligations (including any increase or decrease in the rate of the interest thereon), (ii) any security therefor, or (iii) any liability incurred directly or indirectly in respect thereof, and the Guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(c)

the refusal or neglect to perfect, take up or enforce any rights against the Borrower or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower;

(e)	any unenforceability, illegality or invalidity of any obligation of the Borrower;

(f)	any insolvency or similar proceedings;

(g)	any other action, which would otherwise, under applicable principles of law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guarantee; and/or

(h)

any compromise to or waiver of any breach or omission or default in respect of the Guaranteed Obligation or otherwise any amendment (however fundamental), modification or supplement in respect of the Guaranteed Obligations or any other document or security.

6              No recourse or subrogation

6.1          The Guarantor hereby agrees with ATB it will not exercise any right of recourse which it may at any time have or any right in which it may at any time be subrogated as a result of this Guarantee until all Guaranteed Obligations have been irrevocably paid in full to ATB.

6.2          The Guarantor agrees that any rights of subrogation or recourse, which it may have against the Borrower hereunder, shall be subject and subordinate to the rights and remedies of ATB in respect of the Borrower.

ATB

2

7.             Expenses

The Guarantor agrees to reimburse ATB on first demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis, which ATB may have incurred in relation to the enforcement or protection of its rights hereunder.

8.             Assignment

8.1          This Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of ATB or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of ATB in the name manner as if such assignee, transferee or other successor in title had been named in this Guarantee as a party instead of, or in addition to, ATB, as the case may be.

8.2          The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

9.             Addresses for notices

Every notice, request, demand or other communication under this Guarantee shall:

(a)           be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

(b)           be deemed to have been received, subject as otherwise provided in this Guarantee, in the case of a personal delivery or a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of receipt is not a business day in the country of the addressee or the time of receipt of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day); and

(c)           be sent:

(i) To the Guarantor at:	(ii) To ATB at:

Luxoft International Company Limited	Amsterdam Trade Bank N.V.

Akara Building, 24 De Castro	Herengracht 475, 1017 BS
Street, Wickhams Cay 1 P.O. Box	Amsterdam
3136, Road town, Tortola, British	The Netherlands
Virgin Islands	Mr. A.P.van Aken
Contact person Mr. Glen Granovsky	Facsimile: 31-20 6391269
Facsimile: 001 201 5059526	Telephone: 31-20 5209 261
Telephone: 001 201 5059525

or to such address or telefax number as is notified by the Guarantor or ATB to the other party to this Guarantee.

ATB	Guarantor

3

10.          Commencement Date

This Guarantee will come into force as of the date of the Loan Agreement and will remain in force for so long as any amount is outstanding under or in connection with the Loan Agreement and the related to it security agreements or any of them.

11.          Governing law

This Guarantee and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Guarantee shall be governed by and construed in accordance with the laws of The Netherlands.

12.          Arbitration

Any dispute, controversy or claim arising out of or relating to this Guarantee, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. The appointing authority shall be the Netherlands Arbitration Institute, Rotterdam. The arbitral tribunal shall be composed of one arbitrator. The place of arbitration shall be Amsterdam, The Netherlands. The parties hereby agree to be joined in any concurrent arbitration proceedings in relation to the Loan Agreement and to have any disputes arising out of in connection with this Guarantee, the Loan Agreement or any Security Documents be considered in single arbitration instituted pursuant to the present arbitration clause.

This Guarantee has been entered into on the date stated at the beginning of this Guarantee and signed in duplicate in Amsterdam.

ATB
The Guarantor
AMSTERDAM TRADE BANK N.V.
Luxoft International Company Limited

		By:	M.Czurda

Title: Director
By:	Glen Granovsky

Title:	Director

		By:	A. P. van Aken

Title: Manager of Trade Finance

ATB	Guarantor

4

GUARANTEE GU-02-048/10

This Guarantee (the “Guarantee”) is made on 16 July 2010

BY

1. IBS Group Holding Ltd., a company organised and existing under the laws of Isle of Man, with it’s registered office at Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8 1JA, hereinafter referred to as the “Guarantor”;

IN FAVOUR OF

2. AMSTERDAM TRADE BANK N.V., a company organised and existing under the laws of The Netherlands, with its registered office at Herengracht 475, 1017 BS Amsterdam, The Netherlands, hereinafter referred to as “ATB”.

WHEREAS:

(A)  ATB and Luxoft USA, Inc., a company incorporated and organised under the laws of USA, with registered office at 2711 Centerville road suite 400, Wilmington, DE 19808, County of New Castle, United States of America, as borrower, (the “Borrower”), have entered into Credit Agreement No TF- 048/10 dated 16 July 2010 as the same may be amended, supplemented or varied from time to time (the “Loan Agreement”);

(B)  It is a requirement under the Loan Agreement and a condition precedent to the availability of the credit facilities under the Loan Agreement that the Guarantor enters into this Guarantee to guarantee the punctual performance by the Borrower of all the Borrower’s obligations under the Loan Agreement.

IT IS AGREED AS FOLLOWS:

1.             Definition

Unless the context otherwise requires, or unless otherwise defined in the Guarantee words and expressions defined in the Loan Agreement and its recitals shall have the same meaning when used in this Guarantee (including its recitals).

2.             Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees the due and punctual performance by the Borrower of all the Borrower’s obligations under the Loan Agreement (the “Guaranteed Obligations”), and undertakes with ATB, by way of its own independent obligation (in Dutch: “bij wege van zelfstandige verbintenis”) and not as surety (in Dutch: “borg”) on first demand, to pay fully and promptly the Guaranteed Obligations whenever the Borrower does not pay the same when due. This Guarantee is irrevocable.

3.             Indemnification

The Guarantor undertakes to indemnify ATB immediately on first demand against any loss or liability suffered by ATB, if any of the Guaranteed Obligations become unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount ATB would otherwise have been entitled to recover.

4.             Independent and continuing guarantee

The liability of the Guarantor hereunder is independent of any security for or other guarantee of the Guaranteed Obligations whether executed by the Guarantor or by any other party. This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower to ATB in respect of the Guaranteed Obligations, regardless of any intermediate payment or discharge in whole or in part.

5.             Waiver of defenses

The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of the Guaranteed Obligations under this Guarantee (without limitation and whether or not known to ATB) including:

(a)	any time, waiver or consent granted to, or composition with the Borrower, or any other person;

(b)

the change of the manner, place or terms of payment, the time of payment, compromise, exchange, renewal, increase, acceleration, or alteration of (i) the Guaranteed Obligations (including any increase or decrease in the rate of the interest thereon), (ii) any security therefor, or (iii) any liability incurred directly or indirectly in respect thereof, and the Guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(c)

the refusal or neglect to perfect, take up or enforce any rights against the Borrower or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower;

(e)	any unenforceability, illegality or invalidity of any obligation of the Borrower;

(f)	any insolvency or similar proceedings;

(g)	any other action, which would otherwise, under applicable principles of law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guarantee; and/or

(h)

   any compromise to or waiver of any breach or omission or default in respect of the Guaranteed Obligation or otherwise any amendment (however fundamental), modification or supplement in respect of the Guaranteed Obligations or any other document or security.

6              No recourse or subrogation

6.1          The Guarantor hereby agrees with ATB it will not exercise any right of recourse which it may at any time have or any right in which it may at any time be subrogated as a result of this Guarantee until all Guaranteed Obligations have been irrevocably paid in full to ATB.

6.2          The Guarantor agrees that any rights of subrogation or recourse, which it may have against the Borrower hereunder, shall be subject and subordinate to the rights and remedies of ATB in respect of the Borrower.

7.             Expenses

The Guarantor agrees to reimburse ATB on first demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis, which ATB may have incurred in relation to the enforcement or protection of its rights hereunder.

ATB	Guarantor

2

8.             Assignment

8.1          This Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of ATB or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of ATB in the name manner as if such assignee, transferee or other successor in title had been named in this Guarantee as a party instead of, or in addition to, ATB, as the case may be.

8.2          The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

9.             Addresses for notices

Every notice, request, demand or other communication under this Guarantee shall:

(a)           be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

(b)           be deemed to have been received, subject as otherwise provided in this Guarantee, in the case of a personal delivery or a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of receipt is not a business day in the country of the addressee or the time of receipt of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day); and

(c)           be sent:

(i) To the Guarantor at:	(ii) To ATB at:

IBS Group Holding Ltd.,	Amsterdam Trade Bank N.V.

Address : Kissack Court, 29 Parliament Street, Ramsey, Isle of	Herengracht 475, 1017 BS Amsterdam
Man IM8 1JA	The Netherlands
Contact person Mr. Glen Granowsky	Mr. A.P. van Aken
Facsimile: 001 201 5059526	Facsimile: 31-20 639 1269
Telephone: 001 201 505 9525	Telephone: 31- 20 5209 261

or to such address or telefax number as is notified by the Guarantor or ATB to the other party to this Guarantee.

10.          Commencement Date

This Guarantee will come into force as of the date of the Loan Agreement and will remain in force for so long as any amount is outstanding under or in connection with the Loan Agreement and the related to it security agreements or any of them.

ATB	Guarantor
Guarantee GU-02-048/10

3

11.          Governing law

This Guarantee and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Guarantee shall be governed by and construed in accordance with the laws of The Netherlands.

12.          Arbitration

Any dispute, controversy or claim arising out of or relating to this Guarantee, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. The appointing authority shall be the Netherlands Arbitration Institute, Rotterdam. The arbitral tribunal shall be composed of one arbitrator. The place of arbitration shall be Amsterdam, The Netherlands. The parties hereby agree to be joined in any concurrent arbitration proceedings in relation to the Loan Agreement and to have any disputes arising out of in connection with this Guarantee, the Loan Agreement or any Security Documents be considered in single arbitration instituted pursuant to the present arbitration clause.

This Guarantee has been entered into on the date stated at the beginning of this Guarantee and signed in duplicate in Amsterdam.

The Guarantor	ATB

Luxoft International Company Limited	AMSTERDAM TRADE BANK N.V.

By:	By: M.Czurda

Title:	Title: Director

By: A.P. van Aken

Title: Head of Trade Finance

Guarant	ATB

4

Deed of Pledge of Rights to the Accounts No DPRD-01 -048/10

The undersigned:

1.   Luxoft USA, Inc., a company with limited liability incorporated under the laws of USA, having its registered office at 2711 Centerville road suite 400, Wilmington, DE 19808, County of New Castle, United States of America; hereinafter referred to as the “Company”

and

2.   Amsterdam Trade Bank N.V., Herengracht 475, 1017 BS Amsterdam, The Netherlands, a public company with limited liability (“naamloze vennootschap”), hereinafter referred to as the “Bank”;

Whereas the Company has undertaken to pledge in favour of the Bank certain rights and interests as more specifically described below;

Have agreed as follows:

Article 1.

The Company hereby declares to pledge and - to the extent that such is necessary - hereby agrees to pledge in favour of the Bank all of its present and future rights against the Bank in respect of all credit balances in current accounts 9001.801081.001, 9001.801081.002 and 9001.801081.003 of the Company with the Bank together with the interest accruing on such balances from time to time (the Rights).

The Bank hereby declares to accept the pledge set forth herein, and declares, in its capacity as debtor of the pledged rights, to have been notified thereof.

Article 2.

This pledge is made in order to secure the due fulfilment by the Company of all its present and future obligations towards the Bank, in relation to Credit Agreement No. TF-048/10 dated 16 July 2010 signed between the Bank and the Company.

Article 3.

The proceeds of the rights pledged to the Bank below, shall be credited against the amounts owing to the Bank by the Company in respect of the obligations referred to in Article 2 hereof, in such manner as the Bank shall deem fit.

Article 4.

The Company has no authority to pledge, encumber or transfer its rights in respect of the credit balances in the account mentioned in the Article 1 in favour of a third party.

Article 5.

The Company agrees to notify the Bank immediately and at any time of everything which could

Bank	Company

1

be of importance to the Bank with a view to the preservation and exercise of the Bank’s rights pursuant to this Deed, such as the filing of petition for the Company’s bankruptcy, the filing of a moratorium of payment by the Company, attachment or garnishment of the pledged rights, the termination of the Company’s commercial activities or dissolution.

Article 6.

The Bank shall be deemed to have waived its rights under this Deed on the date on which the Company has fulfilled its obligations as referred to in Article 2. To confirm such waiver and release the pledge specified in Article 1 above the Bank issues a written notification to that effect to the Company. Such notification shall be given latest on the business day immediately following on the date on which the Company has fulfilled its obligations as referred to in Article 2.

Article 7.

As to the amount and the obligations as security for which this pledge is made, the Company shall conform to and be satisfied with the books of the Bank, without prejudice to the Company’s rights to re-claim such amounts as the Company may prove that the Bank has received in excess of that to which it is entitled.

Article 8.

In case the security granted hereby serves to secure the obligations of a person other than the Company, the Company hereby waives to the fullest extent all possible rights and benefits granted by law to persons providing security for third-party obligations, including, but not limited to, the right to demand prior to execution of any other collateral which may have been given to the Bank in respect of any obligations of the Company or of the assets of the Company.

Article 9.

Except and so far as this Deed expressly deviates therefrom, it and the relationship of the parties hereto shall be subject to the Bank’s General Terms and Conditions, which the Company hereby expressly declares to have accepted.

Article 10.

1. This Deed including all rights and obligations arising hereof or in connection herewith, shall be governed by the laws of The Netherlands.

2. Any dispute, controversy or claim arising out of or relating to this Deed of Pledge, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNC1TRAL Arbitration Rules as at present in force. The appointing authority shall be the Netherlands Arbitration Institute, Rotterdam. The arbitral tribunal shall be composed of one arbitrator. The place of arbitration shall be Amsterdam, The Netherlands. The parties hereby agree to be joined in any concurrent arbitration proceedings in relation to the Credit Agreement and to have any disputes arising out of in connection with this Deed and the

Bank	Company

2

Credit Agreement and/or any Security Documents (as defined in the Credit Agreement) be considered in single arbitration instituted pursuant to the present arbitration clause.

Nothing in the preceding sentence shall limit the right of the Bank to bring proceedings in any other court or competent jurisdiction.

Signed in Amsterdam, 16 July 2010.

Bank:	Company:
Amsterdam Trade Bank N.V.	Luxoft USA, Inc.
Herengracht 475 1017 BS	2711 Centerville Road, Suite 400,
Amsterdam	Wilmington, DE 19808, County of New Castle,
The Netherlands	United States of America

The present Deed is concluded in two originals in the English language, one for each party. In case of dispute over the wording of any translation of this agreement the English version will be binding.

Bank:		Client:
By	Martin Czurda	By	Glen Granovsky
Title:	Director	Title	Director

By	A.P. van Aken
Title	Manager of Trade Finance